Exhibit 1.1

             Units

FOUNDATION HEALTHCARE, INC.

UNDERWRITING AGREEMENT

            , 2015

Roth Capital Partners, LLC

As Representative of the Several Underwriters

named on Schedule I hereto

888 San Clemente Drive

Newport Beach, CA 92660

Ladies and Gentlemen:

Foundation Healthcare, Inc., an Oklahoma corporation (the “Company”), and the stockholders of the Company listed on Schedule I hereto (the “Selling Stockholders”), severally and not jointly with the Company, propose, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule II hereto (the “Underwriters,” or each, an “Underwriter”) for whom Roth Capital Partners, LLC is acting as representative (the “Representative”), an aggregate of              units (the “Firm Units”), each unit consisting of one share (the “Firm Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (the “Firm Warrants”) to purchase              share of Common Stock (the “Firm Warrant Shares”), on the terms as described in the Prospectus, as defined below. The Company and Oliver Company Holdings, LLC (“OCH”), one of the Selling Stockholders, severally and not jointly, have granted the Underwriters the option to purchase an aggregate of up to (a)              additional Units (the “Option Units”) from the Company, each Option Unit consisting of one share (the “Option Shares”) of Common Stock, and one Warrant (the “Option Warrants”) to purchase                  share of Common Stock (the “Option Warrant Shares” and together with the Firm Warrant Shares, the “Warrant Shares”), or (b)                  Option Shares and/or (c) Option Warrants to purchase up to                  Option Warrant Shares, in each case as may be necessary to cover over-allotments made in connection with the offering. The Firm Units and the Option Units are collectively referred to as the “Underwritten Units”, the Firm Shares, Option Shares, Firm Warrant Shares and Option Warrant Shares are collectively referred to as the “Shares”, the Firm Warrants and the Option Warrants are collectively referred to as the “Warrants”, and the Underwritten Units, Shares, Warrants and Warrant Shares are collectively referred to as the “Securities.” Each Share shall consist of 0.85 of one authorized but unissued share of Common Stock (each, a “Primary Share”) and 0.15 of one issued and outstanding share of Common Stock to be sold by the Selling Stockholders (each, a “Secondary Share”).

The Company, the Selling Stockholders and the Underwriter hereby confirm their agreement as follows:

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-197219) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in Part I of such registration statement (and any amendments thereto) immediately before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in Part I of the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Underwritten Units. If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.

At or prior to the Applicable Time (as defined below), the Company had prepared a Preliminary Prospectus dated             , 2015 (collectively with the information included on Schedule III hereto, the “Pricing Disclosure Package”).

“Applicable Time” means             ,[A/P].M., Pacific time, on             , 2015.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462 Registration Statement, the Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

2. Representations and Warranties of the Company Regarding the Offering.

(a) The Company represents and warrants to, and agrees with, each Underwriter, as of the date hereof, and shall be deemed to represent and warrant to, and agree with, each Underwriter as of the Closing Date and each Option Closing Date as follows:

(i) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and the Preliminary Prospectus, at the time of filing thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to (i) any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(g) hereof.

(ii) The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(g) hereof.

(iii) The Registration Statement (other than any Rule 462 Registration Statement) has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Option Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(g) hereof.

(iv) The financial statements of the Company, together with the related notes, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and fairly present the consolidated financial condition of the Company as of the dates indicated and the consolidated results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The pro forma financial statements and the related notes thereto included in the

Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements, pro forma financial information or schedules are required under the Securities Act to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus. To the Company’s knowledge, Hein & Associates LLP and Eide Bailly LLP, which have expressed their opinion with respect to certain of the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are independent public accounting firms with respect to the Company within the meaning of the Securities Act and the Rules and Regulations. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act, and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(v) The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package, or the Prospectus.

(vi) All statistical or market-related data included in the Registration Statement, the Pricing Disclosure Package or the Prospectus, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(vii) The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(viii) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended

(ix) The Company has the corporate power and authority to issue the Underwriters’ Warrants (as defined in Section 6(a)(xii) below) and to perform its obligations thereunder. The Underwriters’ Warrants have been duly authorized and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws of general applicability affecting the rights of creditors generally, and (B) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws in the United States. The Units to be issued upon exercise of the Underwriters’ Warrants (the “Warrant Units”) have been duly authorized and reserved for issuance, and when issued to the holder(s) of the Underwriters’ Warrants in accordance with the terms of the Underwriters’ Warrants against payment therefor, will be validly issued, fully paid and nonassessable. The Warrants underlying the Warrant Units (the “Embedded Underwriters’ Warrants”) have been duly authorized and, when issued upon exercise of the Underwriters’ Warrants, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws of general applicability affecting the rights of creditors generally, and (B) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws in the United States. The Primary Shares of Common Stock underlying the Warrant Units and the Embedded Underwriters’ Warrants have been duly authorized and reserved for issuance and, upon issuance following exercise of the Underwriters’ Warrants or Embedded Underwriters’ Warrants, as the case may be, will be validly issued, fully paid and non-assessable. The Secondary Shares of Common Stock Underlying the Warrant Units and the Embedded Underwriters’ Warrants have been duly authorized and are validly issued, fully paid and non-assessable. The issuance of the Primary Shares and, to the Company’s knowledge, transfer of the Secondary Shares upon exercise of the Underwriters’ Warrants or Embedded Underwriters’ Warrants, as the case may be, are free of statutory and contractual preemptive rights, resale rights, rights of first refusal and restrictions upon voting and transfer (except for applicable transfer restrictions under the Securities Act and any applicable state securities laws). The offering and issuance or transfer of the Underwriters’ Warrants, Warrant Units, Embedded Underwriters’ Warrants and the shares of Common Stock that may be acquirable upon exercise of the foregoing are pursuant to an exemption from or have been duly registered in accordance with the registration requirements of the Securities Act.

(x) No Issuer Free Writing Prospectus relating to the Securities or this offering has been, or will be, prepared or used. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (1) is required to be filed with the Commission by the Company, or (2) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission, or if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(b) Any certificate signed by any officer of the Company and delivered to the Underwriters or to the Underwriters’ counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(c) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is approved for quotation on the OTCQB. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no action pending by the Company or, to the Company’s knowledge, by OTC Markets Inc. or the

Financial Institutions Regulatory Authority, Inc. (“FINRA”) to remove the Common Stock from quotation on the OTCQB, nor has the Company received any notification that OTC Markets Inc. or FINRA is contemplating terminating such quotation.

3. Representations and Warranties Regarding the Company.

(a) The Company represents and warrants to, and agrees with, each Underwriter, as of the date hereof, and shall be deemed to represent to, and agree with, each Underwriter as of the Closing Date and each Option Closing Date, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as follows:

(i) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation. Each of the Company and its subsidiaries has the corporate or limited liability company power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or limited liability company in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(ii) The Company has the power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party of by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right is not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or by-laws.

(iv) Neither the Company nor any of its subsidiaries is in violation, breach or default under its certificate of incorporation, by-laws, or other formation and governing documents, except, in the case of any subsidiary of the Company, where the violation, breach or default is not reasonably likely to result in a Material Adverse Effect.

(v) All consents, approvals, orders, authorizations and filings required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(vi) All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except for the issuances of options or restricted stock in the ordinary course of business and the Underwriters’ Warrants, and other than in respect of the Securities, since the respective dates as of which information is provided in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Firm Units have been duly authorized and reserved for issuance, and when issued and delivered against payment therefore as provided in this Agreement, will be validly issued and the issuance of the Units is not subject to any preemptive rights, rights of first refusal or other similar rights. The Firm Warrants have been duly authorized and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws of general applicability affecting the rights of creditors generally, and (B) as enforceability of any indemnification or contribution provisions may be limited under the federal and state securities laws in the United States. The shares of Common Stock underlying the Firm Units and the Warrants have been duly authorized, the Primary Shares of Common Stock underlying the Firm Units and the Warrants have been reserved for issuance and, upon issuance or transfer of the shares of Common Stock underlying the Firm Units and Warrants following exercise of the Warrants will be validly issued, fully paid and non-assessable and the issuance or transfer of such shares of Common Stock will be free of statutory and contractual preemptive rights, resale rights, rights of first refusal and restrictions upon voting and transfer (except for applicable transfer restrictions under the Securities Act and any applicable securities laws). No holder of any Unit, Warrant or any shares of Common Stock is or will be subject to personal liability by reason of being such a holder. The Units, Warrants and shares of Common Stock conform to the description of such securities contained in the Pricing Disclosure Package and the Prospectus.

(vii) Each of the Company and its subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary other than as described or reflected in the Registration Statement. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriters, (A) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and (B) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries. The term “taxes” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(viii) Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (A) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (B) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (C) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to any stock split described in the Registration Statement or due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (D) there has not been any material change in the Company’s long-term or short-term debt, and (E) there has not been the occurrence of any Material Adverse Effect.

(ix) There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which, if resolved adversely to the Company is reasonably likely to result in a Material Adverse Effect.

(x) The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements,

consents, certificates and orders (“Permits”) of any governmental, regulatory or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(xi) The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.

(xii) The Company and each of its subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. To the knowledge of the Company, no action or use by the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice alleging any such infringement or fee.

(xiii) The Company and each of its subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (C) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (D) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (E) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(xiv) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xv) The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. Neither the Company nor any subsidiary has been refused any coverage under insurance policies sought or applied for; and the Company believes that it will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xvi) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that is reasonably likely to result in a Material Adverse Effect.

(xvii) Neither the Company, its subsidiaries nor, to its knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(xviii) No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(xix) To the Company’s knowledge, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Underwriter or the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as determined by FINRA.

(xx) Except as disclosed to the Underwriter in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (A) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (B) any FINRA member, or (C) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(xxi) None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xxii) To the Company’s knowledge, no (A) officer or director of the Company or its subsidiaries, (B) owner of 5% or more of the Company’s unregistered securities or that of its subsidiaries or (C) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Underwriter and its counsel if it becomes aware that any officer, director or stockholder of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(xxiii) Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(xxiv) The Company has paid the registration fee for this offering pursuant to the Rules and Regulations or will pay such fee within the time period required therein.

(xxv) The Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding convertible securities, options, rights or warrants.

(xxvi) Except as described in the Pricing Disclosure Package and the Prospectus, the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Pricing Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxvii) All of the facilities operated by the Company and each of its subsidiaries are qualified for participation in all federal healthcare programs in which they participate, including the Medicare programs, the Medicaid programs and the TRICARE programs in which they participate (together with their respective intermediaries or carriers, the “Government Reimbursement Programs”) and are entitled to reimbursement under the Government Reimbursement Programs for services rendered to qualified beneficiaries, and comply in all material respects with the requirements of all Government Reimbursement Programs in which they participate, except for such failures to be qualified or to be entitled to reimbursement or to comply which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse

Effect. None of the Company, any of its subsidiaries or any of their respective officers, directors, managers, employees or agents has been excluded, terminated, debarred or suspended from participation in Medicare, Medicaid or any other state or federal healthcare care program, nor is any such exclusion, termination, debarment or suspension threatened. There is no pending or, to the knowledge of the Company, threatened or contemplated proceeding or investigation by any of the Government Reimbursement Programs with respect to (i) the Company and each of its subsidiaries’ qualification or right to participate in any Government Reimbursement Program in which they participate or have participated, (ii) the compliance or non-compliance by the Company and each of the Company’s subsidiaries with the terms or provisions of any Government Reimbursement Program in which they participate or have participated, or (iii) the right of the Company and each of its subsidiaries to receive or retain amounts received or due or to become due from any Government Reimbursement Program in which they participate or have participated, which proceeding or investigation, together with all other such proceedings and investigations, would reasonably be expected to, individually or in the aggregate have a Material Adverse Effect. For purposes of this Agreement; “Medicaid” means any state-operated means-tested entitlement program under Title XIX of the Social Security Act that provides federal grants to states for medical assistance based on specific eligibility criteria, “Medicare” means that government-sponsored entitlement program under Title XVIII of the Social Security Act that provides for a health insurance system for eligible elderly and disabled persons including eligible persons with end-stage renal disease and “TRICARE” means the healthcare program established by the U.S. Department of Defense under Title 10, Subtitle A, Part II, Chapter 55 (10 U.S.C. § 1071 et seq.) for members of the military, military retirees, and their dependents, and includes the competitive selection of contractors to financially underwrite the delivery of healthcare services under the Civilian Health and Medical Program of the Uniformed Services.

(xxviii) None of the Company, any of its subsidiaries, or any of their respective officers, directors, managers, employees or agents has, on behalf of any of the Company, or the Company’s subsidiaries, (A) committed any act that would cause any of them to incur a civil monetary penalty under 42 U.S.C. §1320a-7a or violated 42 U.S.C. §1320a-7b or knowingly or willfully violated any other of the federal statutes applicable to Government Reimbursement Programs or any regulations promulgated pursuant to such statutes or related state or local statutes or regulations, including but not limited to the following: (i) knowingly or willfully made or caused to be made a false statement or representation of a material fact in any applications for any benefit or payment; (ii) knowingly or willfully made or caused to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) knowingly or willfully failed to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly or willfully solicited or received or offered or paid any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or soliciting to receive such remuneration (x) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare,

Medicaid, TRICARE or other applicable government payers, or (y) in return for purchasing, leasing or ordering or arranging for or recommending, or to induce, the purchasing, leasing or ordering of any good, facility, service or item for which payment may be made in whole or in part by Medicare, Medicaid, TRICARE or other applicable government payers, or (B) knowingly or willfully presented or caused to be presented a claim for a medical or other item or service that was not provided as claimed, or is for a medical or other item or service and the person knew or should have known the claim was false or fraudulent, except in the case of each of (A) and (B) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxix) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Company, its subsidiaries, or any of their respective officers, directors, managers, employees or agents, on behalf of the Company or the Company’s subsidiaries, have (X) violated the Federal False Claims Act, 31 U.S.C. § 3729, including without limitation (i) knowingly presenting or causing to be presented to a government official a false claim for payment or approval, (ii) knowingly made, used or caused to be made or used, a false record or statement to get a false or fraudulent claim paid or approved by the government or (iii) conspired to defraud the government by getting a false or fraudulent claim paid; or (Y) violated 42 U.S.C. §1395nn or any regulations promulgated pursuant thereto (collectively, the “Stark Law”), including, without limitation, presenting or causing to be presented a claim under Medicare or Medicaid or billing any individual, third party payor, or other entity, for any “designated health service” (as defined in the Stark Law) payable by Medicare or Medicaid for a referral for the designated health service made by a physician that had (or whose immediate family member had) a financial relationship with the Company or any of the Company’s subsidiaries that did not meet a Stark Law exception.

(xxx) Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, the Company and each of the Company’s subsidiaries is in compliance with the privacy and security rules promulgated under the Health Insurance Portability and Accountability Act of 1996 found at 45 C.F.R. parts 160-164 (collectively, “HIPAA”) and the amendments to HIPAA made under the Health Information Technology for Economic and Clinical Health Act amendments to the American Recovery and Reinvestment Act of 2009. To the knowledge of the Company, none of the Company or any of its subsidiaries has violated 18 U.S.C. §1347 including, but not limited to, knowingly or willfully executing or attempting to execute a scheme or artifice by means of false or fraudulent pretenses (i) to defraud any health care benefit program, or (ii) to obtain, any money or property owned by, under the custody or control of, any health benefit program.

(xxxi) None of the Company, any of its subsidiaries, or any of their respective officers, directors, managers, employees or agents has failed to timely and accurately file in all material respects all claims for payment required to be filed or otherwise filed in connection with all state and federal Medicare and Medicaid programs in which any of the Company or its subsidiaries participate that are due or which relate to services provided.

(xxxii) Except as disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus and as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, none of the Company, any of its subsidiaries, or any of their respective officers, directors, managers, employees or agents, is (A) a party to a Corporate Integrity Agreement with the Office of Inspector General of the U.S. Department of Health and Human Services, (B) has any reporting obligations pursuant to any settlement agreement entered into with any governmental authority, or (C) has been a defendant in any qui tam, False Claims Act, or similar proceeding. All required regulatory disclosures, change of ownership applications, reassignments, and supplemental filings have been timely filed with the appropriate governmental entity and have been approved or received preliminary approval from an authorized person.

(xxxiii) The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions: “Risk Factors—Risks Related to Healthcare Regulation” and “Our Business—Government Regulation”, insofar as such statements describe the state (but only such states in which the Company presently operates), federal and administrative healthcare laws, rules and regulations relating to the provision of healthcare services which are applicable to the Company or any of its subsidiaries (the “Healthcare Laws”), are true and correct in all material respects; to the knowledge of the Company there are no applicable state (but only such states in which the Company or any of its subsidiaries presently operate), federal and/or administrative healthcare laws, rules and regulations relating to the provision of healthcare services which as of this date are material to the business of the Company or any of its subsidiaries, which are not described in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(xxxiv) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of the Company and its subsidiaries has filed, maintained and obtained all notices, reports, documents, forms, notifications, submissions, supplements, amendments or other information required to be filed under the Healthcare Laws, and (ii) all such notices were complete and correct on the date filed, or have been subsequently corrected or supplemented.

(xxxv) Except as disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus and as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries is in violation of any Healthcare Laws or has received any written notice of potential or actual material non-compliance by, or material liability of, the Company or any of its subsidiaries under any Healthcare Laws.

(xxxvi) None of the Company, any of its subsidiaries, or any of their respective officers, directors, managers, employees or agents has been or is currently excluded, debarred, or otherwise ineligible to participate in any federal, state or private payor program, and to the knowledge of the Company, no such exclusion or sanction is threatened or pending. All Contracts, including any joint venture, partnership or other agreements, with a physician, hospital, medical practice, or other health care facility or clinic have been structured in compliance with all Healthcare Laws. The payments by each customer of the Company or its subsidiaries to the Company or its subsidiaries and the terms of each Contract are in compliance with all Healthcare Laws in all material respects.

(xxxvii) Except as disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus and as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, none of the Company, or any of the Company’s subsidiaries, or any of their respective officers, directors, managers, employees or agents has, on behalf of any of the Company or the Company’s subsidiaries, received any written subpoena, civil investigative demand, audit engagement letter, written or oral deposition notice, request for records, draft audit report, notice of preliminary sanctions, or final notice or claim alleging that it is or may be liable under any applicable Healthcare Laws, other than matters have been resolved.

(xxxviii) To the knowledge of the Company, no physician that is a member, partner, employee, or agent of the Company or any of its subsidiaries, has provided any written notice expressing concern or dissatisfaction with any arrangement that he or she may have with the Company or any of its subsidiaries, or any written notice of retirement, relocation, or termination of such arrangement, except those not reasonably likely to result in a Material Adverse Effect.

(xxxix) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the accounts receivable of the Company and each of its subsidiaries have been adjusted to reflect contractual allowances provided to third-party payors, such as Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, alternative delivery systems, managed care systems, government contracting agencies and other third-party payors and the rates established by governmental payors, including Medicare, Medicaid and, in some instances, for workers’ compensation claims. In particular, accounts receivable relating to such third-party payors do not exceed amounts any obligee is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to its usual charges. None of the Company, any of its subsidiaries, or any of their respective officers, directors, managers, employees or agents, maintains any account receiving direct payments from Medicare, Medicaid or any other governmental payor. To the extent any such account receives indirect payments from a governmental payor, those accounts are not controlled by any lender and there are no circumstances that could be construed as a re-assignment pursuant to Medicare, Medicaid, or other governmental payor policies or regulations.

(xl) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except to the extent any such holders have waived such rights.

(xli) The Company has taken all necessary corporate action to effectuate a reverse stock split of its shares of Common Stock on the basis of one share for each ten issued and outstanding shares thereof (the “Reverse Stock Split”). Such Reverse Stock Split became effective on January 8, 2015.

4. Representations and Warranties of the Selling Stockholders.

(a) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter as of the date hereof, and shall be deemed to represent and warrant to, and agree with, each Underwriter as of the Closing Date and each Option Closing Date, as follows:

(i) Each Selling Stockholder, which is not a natural person, is validly existing and in good standing under the laws of the jurisdiction of its formation.

(ii) Each of this Agreement, the Irrevocable Power of Attorney and Custody Agreement, dated             , 2015 (the “Custody Agreement”), by and between the Company, Selling Stockholders, and Computershare Inc., a Delaware corporation, and its wholly-owned subsidiary, Computershare Trust Company, N.A., a national banking association (collectively, the “Custodian and Warrant Agent”), and the Warrant Agreement, dated             , 2015 (the “Warrant Agreement”), by and between the Company, Selling Stockholders and Custodian and Warrant Agent have been duly authorized, executed and delivered by such Selling Stockholder, and constitute a valid, legal and binding obligation of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnity may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement, the Custody Agreement and the Warrant Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, agreement or instrument to which a Selling Stockholder is a party or by which it is bound or to which any of its property is subject, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its properties. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Custody Agreement and the Warrant Agreement or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Secondary Shares by such Selling Stockholder, except as may be required under the Exchange Act, the Securities Act, state securities or blue sky laws, the bylaws, rules and regulations of FINRA or the bylaws, rules and regulations of the NYSE MKT; and such Selling Stockholder has the power and authority to enter into this Agreement, the Custody Agreement and the Warrant Agreement and to sell the Secondary Shares as contemplated hereby and thereby.

(iii) Such Selling Stockholder is the record and beneficial owner of all of the Secondary Shares to be sold by such Selling Stockholder hereunder and under the

Custody Agreement and the Warrant Agreement free and clear of all liens, encumbrances, equities and claims and has duly indorsed such Secondary Shares in blank or has duly signed a stock power assigning all right, title and interest to the Secondary Shares to be sold by such Selling Stockholder, with all signatures appropriately guaranteed by an eligible guarantor institution with membership in an approved medallion guaranty program pursuant to Rule 17Ad-15 under the Exchange Act.

(iv) The Secondary Shares held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, the arrangements made by such Selling Stockholder for such custody are to that extent irrevocable in accordance with the terms of the Custody Agreement; the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, by the dissolution of such Selling Stockholder to the extent such Selling Stockholder is not a natural person, or by the occurrence of any other event; if such Selling Stockholder should be dissolved to the extent such Selling Stockholder is not a natural person, or if any other such event should occur, before the delivery of the Secondary Shares, the Secondary Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement, the Custody Agreement and the Warrant Agreement.

(v) Such Selling Stockholder has, and immediately prior to the Closing Date, each Option Closing Date, and each date on which a Warrant, Underwriters’ Warrant or Embedded Underwriters’ Warrant is exercised (each, a “Time of Delivery”), such Selling Stockholder will have, good and valid title to, and if such Secondary Shares are uncertificated, a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Secondary Shares to be sold by the Selling Stockholder hereunder, free and clear of all liens, encumbrances or claims, except for any liens, encumbrances or claims arising or described in the Custody Agreement or the Warrant Agreement or otherwise in favor of the Underwriters.

(vi) At each Time of Delivery, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer by such Selling Stockholder of the Secondary Shares will be fully paid or provided for by such Selling Stockholder and all laws imposing such taxes will be fully complied with.

(vii) Such Selling Stockholder, directly or indirectly, has not entered into any commitment, transaction or other arrangement, including any prepaid forward contract, 10b5-1 plan or similar agreement, which transfers or may transfer any of the legal or beneficial ownership or any of the economic consequences of ownership of the Secondary Shares.

(viii) Such Selling Stockholder represents and warrants that it has not prepared or had prepared on its behalf or used or referred to any “free writing prospectus” (as defined in Rule 405 of the Securities Act) and further represents that it has not distributed and will not distribute any written materials in connection with the offer or sale of the Secondary Shares that could otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed with the Commission or retained under Rule 433 of the Securities Act.

(ix) All information relating to such Selling Stockholder furnished directly by such Selling Stockholder in writing expressly for use in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as the case may be, if any, is as of the Closing Date and each Option Closing Date, true, correct, and complete in all material respects, and does not, and will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. In addition, such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Stockholder’s name in the Pricing Disclosure Package and the Prospectus under the caption “Principal and Selling Stockholders” (both prior to and after giving effect to the sale of the Secondary Shares).

(x) Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in an offering contemplated by this Agreement, except as set forth in that certain Closing Agreement 2 dated May 21, 2013.

(xi) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Secondary Shares in violation of the Securities Act or the Exchange Act.

(xii) Such Selling Stockholder is not prompted to sell shares of Common Stock by any information concerning the Company that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(xiii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein completed, the Selling Stockholder has delivered or will deliver to the Representative prior to or at the first Time of Delivery a properly completed and executed United States Treasury Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(xiv) Except as disclosed in the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

5. Purchase, Sale and Delivery of Underwritten Units.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell and the Selling Stockholders agree to sell, severally and not jointly, the Firm Units to the Underwriters, and the Underwriter agrees to purchase the Firm Units. The purchase price for each Firm Unit shall be $        per Firm Unit (the “Per Unit Price”).

(b) The Company and OCH, severally and not jointly, hereby grant to the Underwriters the option to purchase some or all of the Option Units from the Company and OCH, or the Option Shares from the Company and OCH, with 85% of such Option Shares sold by the Company and 15% by OCH, and/or the Option Warrants from the Company and OCH (either separately or together) and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase all or any portion of the Option Units at the Per Unit Price, the Option Shares at a price of $        and/or the Option Warrants at a price of $        per Warrant (either separately or together) as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. This option may be exercised by the Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate number of Option Units, Option Shares and/or Option Warrants as to which the option is being exercised, and the date and time when the Option Units, Option Shares and/or Option Warrants are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company, the Selling Stockholder and the Underwriters otherwise agree.

Payment of the purchase price for and delivery of the Option Units, Option Shares and/or Option Warrants shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Firm Units as set forth in subparagraph (c) below, including with regard to the conditions set forth in Section 7 below.

(c) The Firm Units will be delivered by the Company and the Selling Stockholders to the Underwriters against payment of the purchase price therefor by wire transfer of same day funds to the Company (with respect to the Firm Units sold by the Company) and to the Custodian and Warrant Agent (with respect to the Firm Units sold by the Selling Stockholders) for the benefit of the Selling Stockholders pursuant to the Custody Agreement and the Warrant Agreement at the offices of Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at 6:00 a.m. PST, on the third (or if the Firm Units are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Underwriters, the Selling Stockholders and Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Option Units, Option Shares and/or Option Warrants, at such date and time set forth in the Option Notice. The time and date of delivery of the Firm Units or the Option Units, Option Shares and/or Option Warrants, as applicable, is referred to herein as the “Closing Date.” If the Underwriters so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Underwriters.

6. Covenants.

(a) The Company covenants and agrees with each Underwriter as follows:

(i) During the period beginning on the date hereof and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company shall furnish to the Underwriters for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which any Underwriter reasonably objects.

(ii) From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Pricing Disclosure Package or the Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Pricing Disclosure Package, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from the OTCQB, NYSE MKT or any other securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(iii) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Pricing Disclosure Package, the Registration Statement and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriters or their counsel to amend the Registration

Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) to comply with the Securities Act, the Company will promptly notify the Underwriters, allow the Underwriters the opportunity to provide reasonable comments on such amendment, Prospectus supplement or document, and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) so as to correct such statement or omission or effect such compliance.

(iv) The Company agrees that, prior to the latest expiration date of any Warrant, Underwriters’ Warrant or Embedded Underwriters’ Warrant, it shall use its best efforts to prepare and file with the Commission such post-effective amendments to the Registration Statement, or a new registration statement, as necessary for the registration under the Securities Act of the Common Stock acquirable upon exercise of the Warrants, Underwriters’ Warrants and Embedded Underwriters’ Warrants, and shall take such action as is necessary to qualify for sale, in those states in which the Warrants, Underwriters’ Warrants or Embedded Underwriters’ Warrants were initially offered by the Company, the Common Stock acquirable upon exercise of such Warrants, Underwriters’ Warrants or Embedded Underwriters’ Warrants. In either case, the Company will use its best efforts to maintain the effectiveness of such registration statement and ensure that a prospectus is available for delivery to the holders of such warrants until the expiration of those warrants. In addition, the Company agrees to use its best efforts to register such securities under the blue sky laws of the states of residence of exercising warrant holders, if permitted by the blue sky laws of such jurisdictions, in the event that an exemption is not available.

(v) The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus.

(vi) The Company shall use its commercially reasonable efforts to take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as the Underwriters reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(vii) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(viii) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid

(A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Units, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Units, the Pricing Disclosure Package, the Prospectus, and any amendment thereof or supplement thereto, (C) all reasonable filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriters shall designate, (D) the fees and expenses of any transfer agent, registrar or custodian, (E) the reasonable filing fees and reasonable fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the Securities, (F) listing fees, if any, and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. In addition to the foregoing, the Company will reimburse the Underwriters for all reasonable out-of-pocket costs and expenses incurred by the Underwriters in connection with the purchase and sale of the Securities contemplated hereby, the Underwriters’ investigation, preparing to market and marketing of the Securities and in contemplation of performing its obligations hereunder (including, but not limited to, reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges).

(ix) The Company intends to apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Pricing Disclosure Package and in the Prospectus.

(x) The Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units or the component securities thereof.

(xi) The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending 180 days after the date hereof (“Lock-Up Period”), (A) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (C) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The restrictions contained in the preceding sentence shall not apply to (1) the Securities to be sold hereunder, (2) the issuance of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement

(excluding exhibits thereto) or the Prospectus, or (3) the issuance of stock options (and shares of Common Stock exercisable thereunder) and the grant of restricted stock awards or restricted stock units (and the shares of Common Stock issuable thereunder) pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto) and the Prospectus. Notwithstanding the foregoing, if (x) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representative waives such extension in writing.

(xii) On each Closing Date and Option Closing Date, the Company shall execute and deliver to the Underwriters warrants in the form attached hereto as Exhibit A (the “Underwriters’ Warrants”), evidencing the right to purchase Units equal to 4% of the Underwritten Units issued in the offering on each such Closing Date or Option Closing Date, apportioned among the Underwriters based on the percentage of the Underwritten Units purchased by each Underwriter hereunder. The Underwriters’ Warrants will have an exercise price equal to 130% of the offering price of the Firm Units sold in the offering and may be exercised on a cashless basis. The Underwriters’ Warrants will be exercisable commencing one year after the effective date of the Registration Statement, and will be exercisable thereafter until the date which is five years after the effective date of the Registration Statement.

(xiii) The Company shall use its commercially reasonable efforts to apply for the listing of the shares of Common Stock (including the Shares) on the NYSE MKT, and if such shares of Common Stock are listed on the NYSE MKT, to maintain such listing for at least five years from the date of this Agreement.

(b) Each Selling Stockholder covenants and agrees with each Underwriter as follows:

(i) Such Selling Stockholder, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid all expenses (including transfer taxes allocated to the respective transferees and the fees and disbursements of its counsel and other advisors) incurred in connection with the delivery of the Secondary Shares to be sold by such Selling Stockholder hereunder.

(ii) Such Selling Stockholder will deliver to the Underwriters prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9.

(iii) During the Prospectus Delivery Period, such Selling Stockholder will advise the Representative promptly, and if requested by the Representative, will confirm such advice in writing, of any change in information relating to such Selling Stockholder in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(iv) Such Selling Stockholder agrees that it will not prepare or have prepared on its behalf or use or refer to any “free writing prospectus” (as such term is defined in Rule 405 under the Act), and agrees that it will not distribute any written materials in connection with the offer or sale of the Secondary Shares.

7. Conditions of the Underwriter’s Obligations. The obligations of the Underwriters hereunder to purchase the Firm Units are subject to the accuracy, as of the date hereof, at the Closing Date and on each Option Closing Date (as if made at the Closing Date or such Option Closing Date, as applicable), of and compliance with all representations, warranties and agreements of the Company and the Selling Stockholders contained herein, the performance by the Company and the Selling Stockholders of their obligations hereunder and the following additional conditions:

(a) If the filing of the Prospectus, or any amendment or supplement thereto, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) promulgated under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Pricing Disclosure Package or the Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission or the Underwriters for additional information (to be included in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or otherwise) shall have been complied with to the Underwriters’ satisfaction.

(b) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto contains an untrue statement of fact which, in the Representative’s reasonable opinion, is material, or omits to state a fact which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading and the Company shall not have promptly taken such action as is necessary to cure such untrue statement of material fact or material omission of fact.

(d) On the date hereof, at the Closing Date and on each Option Closing Date, (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(e) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Underwriters the opinion letter of McAfee & Taft, special local counsel to the Company, dated the Closing Date or such Option Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Underwriters.

(f) On the Closing Date and each Option Closing Date, there shall have been furnished to the Underwriters each of the opinion letter and the negative assurance letter of Goodwin Procter LLP, counsel to the Company, dated the Closing Date or such Option Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Underwriters.

(g) On the Closing Date and each Option Closing Date, there shall have been furnished to the Underwriters the opinion letter of Reed Smith LLP, regulatory counsel to the Company, dated the Closing Date or such Option Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Underwriters.

(h) On the Closing Date and each Option Closing Date, there shall have been furnished to the Underwriters the opinion letter of John D. Singleton, PLCC, counsel for the Selling Stockholder, dated the Closing Date or such Option Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Underwriters.

(i) The Underwriters shall have received on and as of the Closing Date and each Option Closing Date an opinion of DLA Piper LLP (US), counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) The Underwriter shall have received a letter of each of Hein & Associates LLP and Edie Bailly LLP, on the date hereof and on the Closing Date and each Option Closing Date addressed to the Underwriters, in a form acceptable to the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters required by the Underwriters.

(k) On the Closing Date and each Option Closing Date, there shall have been furnished to the Underwriters a certificate, dated the Closing Date or such Option Closing Date, as applicable, and addressed to the Underwriters, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement that are qualified by materiality or by reference to any Material Adverse

Effect are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or Option Closing Date, as applicable;

(ii) No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Securities for offering or sale, or (C) suspending or preventing the use of the Pricing Disclosure Package, the Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii) There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date or Option Closing Date, as applicable.

(l) On or before the date hereof, the Underwriters shall have received duly executed “lock-up” agreements, in a form attached hereto as Exhibit B, duly executed by each party named on Schedule IV.

(m) The Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated as of the Closing Date or Option Closing Date, as applicable, certifying: (i) that the certificate of incorporation is true and complete, has not been modified and is in full force and effect; that the by-laws of the Company are true and complete, have not been modified and are in full force and effect; (iii) that the resolutions of the Company’s board of directors relating to the offering contemplated by this Agreement, the Custody Agreement and the Warrant Agreement are in full force and effect and have not been modified; and (iv) as to the incumbency of the relevant officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(n) The Selling Stockholder shall have furnished or caused to be furnished to the Representative at the Closing Date and each Option Closing Date certificates of officers or managers of the Selling Stockholder, satisfactory to the Representative, as to the accuracy of the representations and warranties of the Selling Stockholder herein at and as of such date, as to the performance by the Selling Stockholder of all of its obligations hereunder to be performed at or prior to such time and as to such other matters as the Representative may reasonably request.

(o) The Company and the Selling Stockholder shall have furnished to the Underwriters and their counsel such additional documents, certificates and evidence as the Underwriters or their counsel may have reasonably requested.

(p) On the Closing Date of the sale of the Firm Units and each Option Closing Date of the sale of the Option Units, there shall have been issued to the Underwriters the Underwriters’ Warrants.

(q) The Underwriters shall have received a certificate of the Chief Financial Officer of the Company, on the date hereof and on the Closing Date and each Option Closing Date, in a form acceptable to the Underwriters, with respect to estimated consolidated financial information of the Company for the three months and year ended December 31, 2014 set forth in the Pricing Disclosure Package and the Prospectus under the caption “Preliminary Results for the Three Months and year Ended December 31, 2014.”

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company and the Selling Stockholder and such termination shall be without liability of any party to any other party, except that Section 6(a)(viii), Section 8 and Section 9 shall survive any such termination and remain in full force and effect.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, directors and officers and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Underwriters or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) an untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or the Pricing Disclosure Package, or any such amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use in the preparation thereof, which written information is described in Section 8(g).

(b) Each Selling Stockholder, severally and not jointly, agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, directors and officers and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Underwriters or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) an untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or the Pricing Disclosure Package, or any such amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein; provided notwithstanding any of the above provisions of this subsection (b), it is understood and agreed that the only such information or statements of fact expressly provided by the Selling Stockholder to the Company for the purposes set forth in this subsection (b) are the statements and information relating solely to the Selling Stockholder as set forth in the “Principal and Selling Stockholders” section of the Preliminary Prospectus and Prospectus regarding the number of shares of the Company owned by the Selling Stockholder (and without reference to any other section of the Preliminary Prospectus and Prospectus) and no indemnity obligations will be applicable to the Selling Stockholder as to any other matter; and if the indemnity obligations of the Selling Stockholder are applicable, will reimburse the Underwriters for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action.

(c) The Underwriters will indemnify, defend and hold harmless the Company and the Selling Stockholders, their respective affiliates, directors, officers and employees, and each person, if any, who controls the Company or the Selling Stockholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company or the Selling Stockholders may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriters), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use in the preparation thereof, which written information is described in Section 8(g), and will reimburse the Company and the Selling Stockholders for any legal or other expenses reasonably incurred by the Company or the Selling Stockholders in connection with defending against any such loss, claim, damage, liability or action.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof, and the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a), (b) or (c) of this Section 8, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall severally (not jointly and severally) contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, from the offering and sale of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders (and between the Company and each Selling Stockholder), on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders (and by the Company and each Selling Stockholder individually) bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, a Selling Stockholder or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), the Underwriters shall not be required to contribute any amount in excess of the amount of the Underwriters’ discounts and commissions referenced in Section 5(a) actually received by the Underwriters pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the above provisions of this subsection (e), in no event will the Selling Stockholders be liable for any indemnity or contribution obligation under this subsection (e) unless the provisions and indemnity obligations of subsection (b) are applicable and enforceable as against the Selling Stockholder; provided that if a Selling Stockholder would be liable to an Underwriter for any indemnity or contribution obligation under this subsection (e) notwithstanding that the provisions and indemnity obligations of subsection (b) are not applicable and enforceable as against such Selling Stockholder, then Company shall assume and be responsible for such Selling Stockholder’s liability for any indemnity or contribution obligation under this subsection (e) to any such Underwriter.

(f) The obligations of the Company and the Selling Stockholders under this Section 8 shall be several and not joint and shall be in addition to any liability that the Company and the Selling Stockholders may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability that the Underwriters may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, the Selling Stockholders and their respective officers, directors and each person who controls the Company or a Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(g) For purposes of this Agreement, the Underwriters confirm, and the Company and the Selling Stockholders acknowledge, that there is no information concerning the Underwriters furnished in writing to the Company or a Selling Stockholder by the Underwriters specifically for preparation of or inclusion in the Registration Statement, the Pricing Disclosure Package, the Prospectus, other than the Underwriters’ names set forth on the cover page of the Prospectus and the statements set forth in the “Underwriting” section of the Prospectus and Pricing Disclosure Package, only insofar as such statements relate to the amount of selling concession and re-allowance or to over-allotment, stabilization and related activities that may be undertaken by the Underwriters.

9. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company or Selling Stockholders herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Underwriters, the Company and the Selling Stockholders contained in Section 6(a)(viii) and Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company, the Selling Stockholders or any of their respective officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Units to and by the Underwriters hereunder.

10. Termination of this Agreement.

(a) The Representative shall have the right to terminate this Agreement by giving notice to the Company and the Selling Stockholders as hereinafter specified at any time at or prior to the Closing Date, if in the discretion of the Representative, (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the reasonable opinion of the Representative, will in the near future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States as to make it, in the reasonable judgment of the Representative, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or quotation of or trading in the Company’s common stock shall have been suspended by the OTCQB or trading in securities generally on the Nasdaq Global Market, New York Stock Exchange or NYSE MKT shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Global Market or New York Stock Exchange or NYSE MKT, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by federal or state authorities, (v) there shall have occurred any attack on or outbreak or escalation of hostilities or act of terrorism involving the United States resulting in any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, (vi) the Company suffers any material loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, or (vii) in the reasonable judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party except that the provisions of Section 6(a)(viii) and Section 8 hereof shall at all times be effective and shall survive such termination.

(b) If the Representative elects to terminate this Agreement as provided in this Section, the Company and the Selling Stockholders shall be notified promptly by the Underwriters by telephone, confirmed by letter.

11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed, delivered or telecopied to c/o Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660, telecopy number: (949) 720-7227, Attention: Managing Director; if to the Company, shall be mailed, delivered or telecopied to it at Foundation Healthcare, Inc., 1400 N. Portland Avenue, Ste. 200, Oklahoma City, Oklahoma 73134, telecopy number: (    )     -    , Attention: Marcelo Puiggari, with a copy to Goodwin Procter LLP, 53 State Street, Boston, Massachusetts, 02109, telecopy number (617) 823-1231, Attention Robert Puopolo, Esq.; if to the Selling Stockholders shall be mailed, delivered or telecopied to it at 101 North Robinson, Ste. 900, Oklahoma City, Oklahoma 73102, telecopy number (    )     -    , Attention: Roy T. Oliver, or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 8. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Firm Units from the Underwriters.

13. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that: (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Units and that no fiduciary, advisory or agency relationship between the Company, the Selling Stockholders and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or is advising the Company or the Selling Stockholders on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the Underwriters and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company or the Selling Stockholders and that the Underwriters have no obligation to disclose such interest and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company or the Selling Stockholders.

14. Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. Submission to Jurisdiction. The Company and each of the Selling Stockholders each irrevocably (a) submits to the jurisdiction of any court of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. EACH OF THE COMPANY AND THE SELLING STOCKHOLDERS (ON BEHALF OF ITSELF

AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, AND THE PROSPECTUS.

18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company, the Selling Stockholders and the Underwriters in accordance with its terms.

Very truly yours,

FOUNDATION HEALTHCARE, INC.

By:
Name:
Title:

SELLING STOCKHOLDERS:

OLIVER COMPANY HOLDINGS, LLC
ROY T. OLIVER
VALIANT INVESTMENTS, LLC

By:
Stanton Nelson, as Attorney-in-Fact acting on behalf of the Selling Stockholders named in Schedule I hereto

Confirmed as of the date first above-mentioned:

ROTH CAPITAL PARTNERS, LLC
(As representative of the several
Underwriters named in Schedule II hereto)

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE I

Schedule of Shares to be Sold

	Number of Firm Shares to be Sold	Number of Firm Warrants to be Sold	Number of Firm Warrant Shares Underlying the Firm Warrants to be Sold	Maximum Number of Option Shares to be Sold	Maximum Number of Option Warrants to be Sold	Maximum Number of Option Warrant Shares Underlying the Option Warrants to be Sold
Company:

Foundation Healthcare, Inc.

Selling Stockholder:

Roy T. Oliver		0			0

Valiant Investments, LLC		0			0

Oliver Company Holdings, LLC		0			0

Total:

Schedule I-1

SCHEDULE II

Underwriters

Underwriter	Number of Firm Units(1)
Roth Capital Partners, LLC
Dougherty & Company, LLC
National Securities Corporation

Total

(1)	The Underwriters may purchase up to an additional Option Units or Option Shares and/or Option Warrants to the extent the option described in Section 5(b) of this Agreement is exercised, in the proportions and in the manner described in the Agreement.

Schedule II-1

SCHEDULE III

Pricing Information

Security:	Units, each Unit consisting of (i) one Share of Common Stock and (ii) one Warrant, each to purchase of one Share of Common Stock at an exercise price of $ per Share (subject to adjustment).

Exercisability of Warrants:	The Warrants will be exercisable and will expire years from the original issuance date.

Number of Firm Units:

Public Offering Price per Unit:	$

Underwriting Discount per Unit:	$

Proceeds to Company per Unit (before expenses):	$

Proceeds to Selling Stockholders per Unit (before expenses):	$

Schedule III-1

SCHEDULE IV

Parties Subject to Lock-Up

Foundation Healthcare Affiliates, LLC

Oliver Company Holdings, LLC

Roy T. Oliver

Valiant Investments, LLC

Thomas Michaud

Stanton Nelson

Joseph Harroz, Jr.

Scott R. Mueller

Steven L. List

Robert A. Moreno, M.D.

Hubert King

Mark R. Kidd

Grant A. Christianson

Robert M. Byers

Schedule IV-1

EXHIBIT A

Form of Underwriters’ Warrant

[see attached]

EXHIBIT B

Form of Lock-Up Agreement

            , 2015

ROTH CAPITAL PARTNERS, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Re:	Foundation Healthcare, Inc.

Ladies and Gentlemen:

As an inducement to the underwriters (the “Underwriters”) to execute an underwriting agreement (the “Underwriting Agreement”) providing for a public offering (the “Offering”) by the Underwriters of units (the “Units”), each consisting of one share of the common stock, par value $0.0001 per share (the “Common Stock”), and one warrant to purchase a fractional share of Common Stock (each, a “Warrant” and collectively, the “Warrants”) of Foundation Healthcare, Inc., a corporation organized and existing under the laws of State of Oklahoma (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of Roth Capital Partners, LLC (“Roth”) during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive shares of Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Securities.

Exhibit B-1

In addition, the undersigned agrees that, without the prior written consent of Roth, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock other than as contemplated in the registration statement relating to the Offering.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the date of the final prospectus used to sell Units in the Offering pursuant to the Underwriting Agreement, provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Roth waives, in writing, such extension.

The undersigned hereby acknowledges that the Company will be requested to agree in the Underwriting Agreement to provide written notice to the undersigned of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, (1) the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts and (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or (2) if the undersigned is a corporation, company, business trust, association, limited liability company, partnership, limited liability partnership, limited liability limited partnership or other entity (collectively, the “Entities” or, individually, the “Entity”), the undersigned may transfer shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock to any person or Entity which controls, is directly or indirectly controlled by, or is under common control with the undersigned and, if the undersigned is a partnership or limited liability company, it may transfer the Units, shares of Common Stock or Warrants or securities convertible into or exchangeable or exercisable for any Units, shares of Common Stock or Warrants to its partners, former partners or an affiliated partnership (or members, former members or an affiliated limited liability company) managed by the same manager or managing partner (or managing member, as the case may be) or management company, or managed by an entity controlling, controlled by, or under common control with, such manager or managing partner (or managing member) or management company in accordance with partnership (or membership) interests; provided, in each case of transfer pursuant to clause (1) or (2), that (x) such transfer shall not involve a disposition for value, (y) the

Exhibit B-2

transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to the Company’s equity incentive plans; provided that it shall apply to any of the Undersigned’s Securities issued upon such exercise, or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof), and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock or Warrants or securities convertible into or exchangeable or exercisable for any Units, shares of Common Stock or Warrants if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement if (i) the Company or Roth inform the other that it does not intend to proceed with the Offering, or (ii) the Registration Statement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, shares of Common Stock or Warrants to be sold thereunder.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation among the parties thereto.

[Signature Page Follows]

Exhibit B-3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Exhibit B-4